UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012 (March 22, 2012)

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-52584	20-1132959
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

33583 Woodward Avenue, Birmingham, Michigan 48009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 723-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

Birmingham Bloomfield Bancshares, Inc. (the “Company”) is sad to announce the death of Charles Kaye. Mr. Kaye was 88 years old. He was a valued director of the Company since 2006, a member of the Audit Committee and the Asset/Liability Management and Investment Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.

Dated: March 27, 2012	By:	/s/ Robert E. Farr

Robert E. Farr
President and Chief Executive Officer